UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 10, 2014, Mary Beth Blake has been promoted to President and Chief Merchandising Officer of The Men’s Wearhouse, Inc. (the “Company”).  Prior to her promotion, Ms. Blake served as Executive Vice President and Chief Merchandising Officer of the Company.  Doug Ewert will continue as Chief Executive Officer of the Company.

Mary Beth Blake, age 47, joined the Company in May 2008 as Chief Merchandising Officer of K&G Men’s Company Inc., a wholly-owned subsidiary of the Company.   In November 2008, Ms. Blake was named President of K&G.  In 2013, Ms. Blake was named Executive Vice President and Chief Merchandising Officer.

In connection with her appointment as President, Ms. Blake will receive (1) an increase in annual base salary to $600,000, (2) a potential annual incentive bonus of up to $300,000 pursuant to the Company’s current performance-based annual cash bonus program, and (3) equity grants with an aggregate value as of the close of business on September 12, 2014 of $1,000,000, comprised of  40% performance units (as described below), 30% stock options and 30% time-vesting deferred stock units.  Ms. Blake has an existing Change in Control Agreement with the Company, consistent with the form of agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2009.

In addition, the Board of Directors of the Company approved a modified equity compensation structure for senior executive officers, including certain of the named executive officers, as part of an overall compensation structure that is designed to be reflective of the increased size of the Company and includes performance criteria aligned with the performance expectations communicated by the Company in its Analyst Day presentation on July 29, 2014 (a copy of which was furnished as Exhibit 99.1 to Current Report on Form 8-K filed with the SEC on July 29, 2014).  As a result, the Board of Directors also approved changes in the form of award agreements to be issued for equity grants to senior executive officers, including certain named executive officers, under the Company’s 2004 Long-Term Incentive Plan.  As revised, the senior executive officer award agreements for time-vesting deferred stock units, performance units and stock option awards will contain “double-trigger” change in control provisions in the event of a change in control of the Company.  In addition, the performance unit award agreements, which underlying awards are scheduled to vest in April 2018, have been further revised in part to include performance-based vesting conditions based on certain adjusted earnings per share targets being met for fiscal 2017, subject to adjustment as to the number of shares which shall actually vest based upon certain adjusted earnings per share targets for fiscal 2017 and relative total shareholder return of the Company as compared to the companies in the S&P Apparel Index.

The Compensation Committee approved the grant of certain equity awards to the Company’s senior executive officers, including certain named executive officers, as of the close of business on September 12, 2014, to be issued pursuant to the terms of the respective award agreements described in the preceding paragraph.  The forms of award agreements for time-vesting deferred stock units, performance units and stock option awards under the Company’s 2004 Long-Term

Incentive Plan are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 8.01              Other Events.

On September 16, 2014, the Company issued a press release announcing the promotion of Mary Beth Blake to President and Chief Merchandising Officer of the Company as discussed under Item 5.02 above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are included in this Form 8-K:

Exhibit Number	Description

10.1	Form of Deferred Stock Unit Award Agreement (for senior executive officers, including named executive officers) under The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan.

10.2	Form of Performance Unit Award Agreement (for senior executive officers, including named executive officers) under The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan.

10.3	Form of Nonqualified Stock Option Award Agreement (for senior executive officers, including named executive officers) under The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan.

99.1	Press Release of the Company dated September 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      September 16, 2014

THE MEN’S WEARHOUSE, INC.

By:	/s/ BRIAN T. VACLAVIK
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Deferred Stock Unit Award Agreement (for senior executive officers, including named executive officers) under The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan.

10.2	Form of Performance Unit Award Agreement (for senior executive officers, including named executive officers) under The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan.

10.3	Form of Nonqualified Stock Option Award Agreement (for senior executive officers, including named executive officers) under The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan.

99.1	Press Release of the Company dated September 16, 2014.